UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2008
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State of other jurisdiction	(Commission File No.)	(IRS Employer Identification
of incorporation)		Number)
965 Prairie Center Drive, Eden Prairie, Minnesota 55344
(Address of principal executive offices)          (Zip Code)
Registrant’s telephone number, including area code: (952) 707-5600
(Former name, former address and former fiscal year, if changed since last report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 10.1
EXHIBIT 10.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (e) Effective October 1, 2008, XATA Corporation (the “Company”) announced the resignation, effective October 1, 2008, of James Griffin, the Company’s former Executive Vice President, Research and Development. Mr. Griffin is party to a severance agreement with the Company dated March 1, 2007, which has been amended in connection with his departure. As amended, the agreement provides for severance payments equal to a continuation of Mr. Griffin’s salary and benefits for twelve months, and provides that in the event the Company should rehire Mr. Griffin, any unused severance payments and benefits would again be available under the terms of the March 1, 2007 severance agreement.
Item 8.01. Other Events.
     The Company has appointed Robert Maeser to be its Executive Vice President and Chief Technology Officer, effective October 1, 2008.
     Mr. Maeser has previously held a number of senior management positions, including Vice President, Technology Infrastructure for American Express, Chief Information Officer for Gelco Information Network and Vice President, Information Technology for St. Paul Companies, Inc.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Separation Agreement, dated March 1, 2007, between XATA Corporation and James Griffin.

10.2	Amendment to Separation Agreement, dated October 1, 2008, between XATA Corporation and James Griffin.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2008	XATA CORPORATION
	By:	/s/ Wesley Fredenburg
Wesley Fredenburg, Secretary and General
Counsel, and authorized signatory